UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2023, CECO Environmental Corp. (the “Company”) reported on a Form 8-K filed with the Securities and Exchange Commission that Paul Gohr, Chief Accounting Officer of the Company, would cease serving as Chief Accounting Officer. Mr. Gohr remained an employee of the Company through September 1, 2023 (the “Departure Date”) to facilitate a smooth and orderly transition of his responsibilities and was compensated in accordance with existing arrangements through the Departure Date. Kiril Kovachev succeeded Mr. Gohr as the Company’s Chief Accounting Officer, effective September 2, 2023.

On the Departure Date, Mr. Gohr and the Company entered into a written separation agreement and release (the “Separation Agreement”), providing for certain severance payments and benefits to Mr. Gohr and a general release of claims in favor of the Company.

Pursuant to the Separation Agreement, in exchange for Mr. Gohr’s execution and non-revocation of a general release of claims contained in the Separation Agreement (the “Release”), he will receive (subject to applicable taxes) certain compensation and benefits, consisting of: (1) accrued obligations to pay Mr. Gohr base salary through the Departure Date; (2) $144,800 as a lump sum cash severance payment, of which $20,000 is intended to cover outplacement services; (3) payments to the insurance carrier for Mr. Gohr’s benefit 6 months of taxable COBRA premiums for continued health care insurance coverage for Mr. Gohr and his family; and (4) subject to the good faith fulfillment of his transition duties, $66,473, representing a pro-rated portion of Mr. Gohr’s full-year 2023 annual cash incentive award target opportunity.

In addition, under the Separation Agreement, the Compensation Committee of the Company’s Board of Directors provided for Mr. Gohr to receive, contingent on the Release and compliance with applicable restrictive covenants, accelerated vesting and payout on the Departure Date of 18,506 service-based restricted stock units that were granted to Mr. Gohr on various dates across 2020, 2021 and 2022.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	CECO Environmental Corp.

	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi
SVP, Chief Administrative and Legal Officer and Corporate Secretary